Exhibit 10.22
Sheet No. 1
APS Contract No, 52007
ATTACHMENT A
Form Of Service Agreement For Firm Point-To-Point Transmission Service
Umbrella Short-Term
1.0 This Service Agreement, dated as of July 10, 2006, is entered into, by and between Arizona Public Service Company (“APS” or “the Transmission Provider”), and Snowflakc White Mountain Power (SWMP) (“Transmission Customer”).
2.0 The Transmission Customer has been determined by APS to have a Completed Application for Firm Point-To-Point Transmission Service under the Tariff.
If the Transmission Customer requests “umbrella” type service, this Service Agreement provides an “umbrella” agreement for short-term firm point-to-point transmission service in accordance with provisions in Part II of APS’ Open Access Transmission Tariff.
Requests for specific short-term firm transmission service shall be evaluated on an individual basis upon the Transmission Customer providing APS the information regarding each requested transaction as set forth in Sections 18.2.1 and 18.2.3 - 18.2.7 (inclusive) of the Transmission Tariff.
3.0 The Transmission Customer has provided to APS an Application deposit in accordance with the provisions of Section 17.3 of the Tariff.
4.0 Service under this agreement shall commence on the later of (1) the requested service commencement date, or (2) the date on which construction of any Direct Assignment Facilities and/or Network Upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission. Service under this agreement shall terminate on such date as mutually agreed upon by the parties.
5.0 APS agrees to provide and the Transmission Customer agrees to take and pay for Firm Point-To-Point Transmission Service in accordance with the provisions of Part II of the Tariff and this Service Agreement,
6.0 Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated below.
Effective: January 1, 2008

Sheet No. 2
APS Contract No. 52007

Transmission Provider:

Mailing Address:
Arizona Public Service Company
P.O. Box 53999, Station 2260
Phoenix, Arizona 85072-3999

Overnight Mail:
Arizona Public Service Company
502 S. 2nd Avenue, Station 2260
Phoenix, Arizona 85003

Transmission Customer:

Snowflake White Mountain Power
NZ Legacy LLC
341 8 N.Val Vista Drive
Mesa,AZ 85213
(480) 218-8880
7.0	The Tariff is incorporated herein and made a part hereof.
IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

Transmission Provider:

Signature:	/s/ Mark W. Hackney

Name:	Mark W. Hackney

Title:	Section Leader

Date:	7/18/06

Transmission Customer:

Signature:	/s/ Robert M. Worsley

Name:	Robert M. Worsley

Title:	CEO

Date:	7-12-06
Effective: January 1, 2008

Sheet No. 3
APS Contract No. 52007
Specifications For Long-Term Firm Point-To-Point
Transmission Service
1.0	Term of Transaction: 20 years

Start Date: January 1, 2008 @ 0000 MST

Termination Date: January 1, 2028 @ 0000 MST

2.0	Description of capacity and energy to be transmitted by Transmission Provider including the electric Control Area in which the transaction originates. (Attach additional sheets, if necessary.)

Unit Contingent Power

3.0	Point(s) of Receipt: APS’ Zeniff Substation interconnection to the Abitibi substation

Delivering Party: SWMP

4.0	Point(s) of Delivery: APS’ Cholla 500 switchyard

Receiving Party: Salt River Project on their interconnection to the APS’ Cholla 500-Coronado 500 point.

5.0	Maximum amount of capacity and energy to be transmitted (Reserved Capacity):

Years 01-15: 10 Mws to the POD

Years 16-20: 20 Mws to the POD.

6.0	Designation of party(ies) subject to reciprocal service obligation: None

7.0	Name(s) of any Intervening Systems providing transmission service: None
Effective: January 1, 2008

Sheet No. 4
APS Contract No. 52007
8.0	Service under this Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of the Tariff.)
8.1	Transmission Charge: As per Schedule 7 for Yearly Delivery, currently $17.12/kw of Reserved Capacity per year.

8.2	System Impact and/or Facilities Study Charge(s): N/A

8.3	Direct Assignment Facilities Charges:
8.3.1	Local Distribution Facilities Wheeling Charge: N/A
8.4	Ancillary Services Charges:
8.4.1	Scheduling, System Control and Dispatch Services: As per Schedule 1, currently $0.283/kw-year

8.4.2	Reactive Supply and Voltage Control from Generation: As per Schedule 2, currently $0.00/kw-year

8.4.3	Regulation and Frequency Response Service: N/A

8.4.4	Energy Imbalance Services: N/A

8.4.5	Operating Reserve — Spinning Reserve Service: N/A

8.4.6	Operating Reserve — Supplemental Reserve Service: N/A
8.5	Other Services:
8.5.1	Local Distribution Facilities Wheeling Service: See 8.3.1 above
9.0	On or before September 1, 2007 the Transmission Customer shall either qualify for service under the APS Credit Scoring Methodology as provided for in APS’s credit policy at Section 11 of its OATT, which review procedures are posted on the APS OASIS or, failing to qualify for unsecured credit, the Transmission Customer shall provide and maintain in effect during the term of this Service Agreement, an unconditional and irrevocable letter of credit or an alternative form of security acceptable to APS equal to 3 months of service. If Transmission Customer is required to post alternate collateral to secure transmission service, Transmission Customer shall make arrangements with APS to provide the required letter of credit or other form of security acceptable to APS within one hundred and twenty (120) days prior to the commencement of service to ensure satisfaction of the APS creditworthiness conditions or transmission service shall not commence on January 1, 2008.
Effective: January 1, 2008